UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2014

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2811 Cahuenga Blvd West Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 472-5461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 8, 2014, Jeffrey Klausner resigned as the Chief Financial Officer of Mandalay Digital Group, Inc. (the “Company”). On that same date, Mr. Klausner and the Company entered into an agreement providing for his separation from the Company and certain related matters (the “Klausner Agreement”).

Under the Klausner Agreement, subject to non-revocation by Mr. Klausner (as described below), the Company shall pay to Mr. Klausner a separation amount equal to the gross amount of nine (9) months of his current salary, i.e., Two Hundred Six Thousand, Two Hundred Fifty Dollars ($206,250), less applicable payroll deductions in resolution of any claims he may have. In addition, the Company agrees that, should Mr. Klausner elect to continue his group health benefits through COBRA, the Company will agree to pay the costs of his COBRA premiums during a period of nine (9) months after the separation date. In addition, Mr. Klausner shall receive acceleration of vesting of the options granted under his Employment Agreement with the Company dated November 23, 2013 and related Option Agreement, on a pro-rata basis, as if the vesting schedule had been monthly rather than annual, advanced to July 31, 2014, (i.e., an aggregate of fifty thousand (50,000) options), exercisable at a price of $2.54. The vested options shall remain subject to the terms of the Company’s Amended and Restated 2011 Equity Incentive Plan and shall expire 180 days following the separation date. The Agreement also provides for a mutual release and mutual non-disparagement, and Mr. Klausner’s cooperation in connection with the transition of his duties for nine months, with hourly compensation if the duties exceed a stated level of hours per month.

The Klausner Agreement will become effective within seven days of Mr. Klausner signing it, provided that he does not revoke it prior to such time pursuant to his right to do so under the terms of the Klausner Agreement.

The foregoing is a brief description of the terms of the Klausner Agreement and is qualified in its entirety by reference to the Klausner Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

(c)

Andrew Schleimer Appointment

On July 8, 2014 (the “Start Date”), the Company and Andrew Schleimer entered into an employment agreement (the “Schleimer Agreement”), pursuant to which Mr. Schleimer will be the Executive Vice President and Chief Financial Officer of the Company.

The Schleimer Agreement has a two year term with equity, salary and bonus compensation components. For the equity component, Mr. Schleimer received options for 300,000 shares of common stock under the Company’s equity incentive plan at the closing price on the Start Date. The options will vest over a four year term as follows: 25% on the first anniversary of the Start Date, then 6,250 shares on a monthly basis for the following three years. In the event of a Change of Control, as such term is defined in the Schleimer Agreement, all unvested options shall vest immediately.

For the salary component, Mr. Schleimer will receive an annual salary of $300,000 ($350,000 in the third year, if Mr. Schleimer exercises an extension option if certain to be determined performance criteria are met, or if the Company exercises its extension option). For the bonus component, Mr. Schleimer will have a bonus opportunity, on an annual basis, to receive a performance bonus of up to 50% of his base salary. Mr. Schleimer’s bonus opportunity is based on corporate performance criteria, and personal performance criteria. The corporate performance criteria are, for the remainder of the current fiscal year ended March 31, 2015, based on previously budgeted Company revenue and Adjusted EBITDA targets and on five factors related to different operational and financial aspects of the Company’s finance and accounting functions listed in the Schleimer Agreement. A similar structure applies for the balance of the term, except that the Compensation Committee may use, instead of Adjusted EBITDA, a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Schleimer prior to making such determinations.

Mr. Schleimer will receive a relocation payment of $37,500 if the Company requires him to relocate under certain circumstances. He will also receive expense reimbursement, including for his office use in New York City for a specified period, subject to extension by the CEO in his discretion.

In the event Mr. Schleimer is terminated without cause or if he were to voluntarily resign for good reason, each as defined in the Schleimer Agreement, he would be entitled to receive his salary for the balance of the term, continuation of any executive health and group health plan benefits to the extent authorized by COBRA, a pro-rata portion of any bonus that would have been earned through the termination date, and, finally, acceleration of vesting of a pro-rata portion of any options that would have vested had his vesting occurred a monthly basis, advanced to the next month.

The Schleimer Agreement also contains customary provisions regarding intellectual property, confidentiality, and non-solicitation and indemnification.

Prior to being appointed the Company’s Executive Vice President and Chief Financial Officer in July 2014, Mr. Schleimer, 37, has been an advisor to the Company’s Board of Directors since late 2011 and became a consultant to the Board in April 2012, advising and consulting on the company’s M&A, financing and corporate finance activities, and more recently, investor relations.  From September 2010 through July 2014, Mr. Schleimer was President of Au Courant Capital Corp., a financial advisory consulting firm specializing in M&A and operational support.  From September 2010 through November 2012 he served as Executive Vice President, Strategic Development of Dick Clark Productions where he was responsible for identifying new sponsorship revenues as well as creating new revenue streams – primarily via digital applications – and sourcing new business and acquisition opportunities.  Prior to that he was Executive Vice President, Strategic Development & In-Park Services of Six Flags, Inc. During his tenure, he was responsible for strategic planning and new business development, including domestic and international theme park development, non-traditional brand extensions, and all in-bound and out-bound brand licensing, as well as full P&L responsibility for In-Park Services revenue ($500 million/50% of revenue).  Mr. Schleimer’s services to the Company as an advisor and consultant were provided through Trinad Capital Master fund, a large shareholder, with whom he was then employed, and such relationship ended in June 2013.  Mr. Schleimer has a background in investment banking with a focus on mergers and acquisitions, and joined Six Flags from UBS Investment Bank, where he served as Vice President in the bank’s Mergers and Acquisitions department.  At UBS, he advised on over $150 billion of transactions in the media, entertainment, technology, telecom and consumer products sectors.  Mr. Schleimer received a B.S. from Cornell University School of Hotel and Restaurant Management in 1999.

The foregoing description of the Schleimer Agreement does not purport to be complete and is qualified in its entirety by reference to the Schleimer Agreement, a copy of which is appended hereto as Exhibit 10.2 and is incorporated herein by reference.

(e)

William Stone Grant

On July 8, 2014, the Company granted William Stone options for 200,000 shares of common stock under the Company’s equity incentive plan at the closing price on July 8, 2014. The options will vest over a four year term as follows: 150,000 options on the third anniversary of the option grant date, then the remaining shares vest on a pro rata monthly basis for the following year, for a total of four years.

Klausner Agreement

The information regarding the Klausner Agreement set forth in Item 5.02(b) above is incorporated herein by reference.

Schleimer Agreement

The information regarding the Schleimer Agreement set forth in Item 5.02(c) above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s updated investor presentation, being used for its July 9, 2014 Investor Day, is attached to this Current Report on Form 8-K as Exhibit 99.1. These slides will be posted on the “Investor Relations” area of the Company’s website at www.mandalaydigital.com. From time to time, the Company may also use this presentation in conversations with investors and analysts.

The information in this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Klausner Agreement, dated July 8, 2014

10.2 Schleimer Agreement, dated July 8, 2014

99.1 Slide Presentation, dated July 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: July 9, 2014	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Klausner Agreement, dated July 8, 2014
10.2	Schleimer Agreement, dated July 8, 201
99.1	Slide Presentation, dated July 9, 2014